SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 27, 2005 (December 21, 2005)

WINWIN GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117

Address of Principal Executive Offices
Zip Code

(702) 212-4530

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 5, 2005, WinWin Gaming, Inc. (the “Company”) reported its entry into a Joint Venture Agreement (the “Joint Venture Agreement”) with Solidus Networks, Inc., d/b/a PayByTouch Solutions (“PBT”), dated September 30, 2005, pursuant to which, PBT loaned the Company one million dollars ($1,000,000). The Company also issued and delivered a Secured Promissory Note (the “Note”) in favor of PBT evidencing the Loan, which, as amended to date, requires repayment in full on December 31, 2005, at an interest rate of fifteen percent (15%) on all outstanding principal and at a rate of seventeen percent (17%) after default.

On December 21, 2005, the Company and PBT amended the Note to extend the repayment date by an additional thirty (30) days to January 31, 2006.

The amendment is filed as an exhibit to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits

Exhibit  Description
No.

10.1
Allonge #6, dated December 21, 2005, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated October 14, 2005, by Allonge #2, dated October 21, 2005, by Allonge #3, dated November 3, 2005, by Allonge #4, dated November 14, 2005 and by Allonge #5, dated December 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINWIN GAMING, INC.

Date: December 27, 2005	By:	/s/ Larry Goldman
Larry Goldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit  Description
No.

10.1
Allonge #6, dated December 21, 2005, amending Secured Promissory Note by WinWin Gaming, Inc. to Solidus Networks, Inc., as amended by Allonge, dated October 14, 2005, by Allonge #2, dated October 21, 2005, by Allonge #3, dated November 3, 2005, by Allonge #4, dated November 14, 2005 and by Allonge #5, dated December 1, 2005.